UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 5, 2008
Date of Report (Date of earliest event reported)

RANCHO SANTA MONICA DEVELOPMENTS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51376	83-0414306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3104 Sunnyhurst Road North Vancouver, BC, Canada	V7K 2G3
(Address of principal executive offices)	(Zip Code)

(604) 537-5905
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 4th, 2008 Graham Alexander, on behalf of 678245 BC Ltd, awholly owned Canadian subsidiary of Rancho Santa Monica Developments Inc. (the “Company”), entered into a Contract of Purchase of Sale (the “Purchase Contact”) with L’Ena Enterprises Ltd. (the “Seller”), to purchase certain lands for $5,500,000 Canadian Dollars with civic address of 620 and 622 Seymour Street, Vancouver, British Columbia, Canada, with legal address Plan 210 Blk Lot 4 & 5 DL 541 PL210. The Purchase Contact requires the company to make deposits as follows: $50,000 within 24 hours of acceptance, $150,000 on or before August 5th, 2008, $300,000 on or before November 5th, 2008, $300,000 on or before February 5th, 2009 and $1.7 million on April 23rd, 2009 (the “Completion Date”). The Seller will take back a first mortgage on the Completion Date for $3,000,000 Canadian Dollars for a term of 6 months at a rate of prime plus 2%. There are no subject conditions to this Purchase Contact.

ITEM 4.02 OTHER EVENTS

Not Applicable

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired: Not applicable.

(b)	Pro Forma financial information: Not applicable.

(c)	Exhibits 99.1 Press Release dated My 5th, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHO SANTA MONICA DEVELOPMENTS INC.

Date May 5th , 2008

By:
/s/ GRAHAM ALEXANDER
GRAHAM ALEXANDER
President and Chief Executive Officer